                                 SCHEDULE 14A
                               (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   ROCKSHOX, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                    [ROCK SHOX LOGO]


                                  401 Charcot Avenue
                              San Jose, California 95131



                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON AUGUST 20, 1998



To the Stockholders of ROCKSHOX, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of ROCKSHOX, INC., a Delaware corporation (the "Company"), will be held on August 20, 1998, at 10:00 a.m. local time, at the Company's headquarters located at 401 Charcot Avenue, San Jose, California 95131, for the following purposes:

     1. To elect seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify.

     2. To approve the ROCKSHOX, INC. 1998 Stock Option Plan (the "1998 Stock Plan").

     3. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending March 31, 1999.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors of the Company has fixed the close of business on June 22, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

                           By Order of the Board of Directors


                           /s/ CHARLES E. NOREEN, JR.
                           Charles E. Noreen, Jr.
                           VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY


San Jose, California
July 13, 1998

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                    ROCKSHOX, INC.
                                  401 CHARCOT AVENUE
                              SAN JOSE, CALIFORNIA 95131
                           -------------------------------

                                   PROXY STATEMENT
                                         FOR
                            ANNUAL MEETING OF STOCKHOLDERS
                                    TO BE HELD ON
                                   AUGUST 20, 1998

GENERAL

     This Proxy Statement is furnished to stockholders of ROCKSHOX, INC., a Delaware corporation (the "Company"), in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, August 20, 1998, at 10:00 a.m. at the Company's headquarters located at 401 Charcot Avenue, San Jose, California 95131, and at any and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement and the enclosed form of proxy are being first mailed to stockholders on or about July 13, 1998.

     This solicitation is made by mail on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board"). Costs of the solicitation will be borne by the Company. In addition, the Company has engaged the services of Corporate Investor Communications, Inc., a firm specializing in proxy solicitation, to solicit proxies and to assist in the distribution and collection of proxy material for a fee estimated at approximately $1,000, plus reimbursement of out-of-pocket expenses. Further solicitation of proxies may be made by telephone, telegraph, fax or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to stockholders.

     Only holders of record of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") as of the close of business on the record date, June 22, 1998 (the "Record Date"), are entitled to receive notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote. Stockholders are not permitted to cumulate their shares of Common Stock for the purpose of electing directors or otherwise. At the close of business on the Record Date, there were approximately 13,761,147 shares of Common Stock issued and outstanding.

     Shares represented by proxies in the form enclosed, if the proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned proxy, the shares will be voted "FOR" the election of each nominee for director, "FOR" approval of the ROCKSHOX, INC. 1998 Stock Option Plan (the "1998 Stock Plan") and "FOR" the ratification of the selection of Coopers & Lybrand L.L.P. to serve as the Company's independent public accountants for the fiscal year ending March 31, 1999 (the "1999 Fiscal Year"). To be voted, proxies must be filed with the Secretary of the Company prior to voting. Proxies may be revoked at any time before voting by filing a notice of revocation with the Secretary of the Company, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the Annual Meeting, it is the intention of each of the persons named in the accompanying proxy to vote such proxies in accordance with such person's discretionary authority to act in such person's best judgment.

     The principal executive offices of the Company are located at 401 Charcot Avenue, San Jose, California 95131.

     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     Pursuant to the Company's Amended and Restated Bylaws (the "Bylaws"), all of the directors are elected at each annual meeting of stockholders. The Bylaws currently authorize a Board of Directors consisting of not less than one nor more than fifteen members, the exact number of which shall be fixed from time to time by the Board of Directors. Currently, the number of directors has been so fixed at seven directors, and there are no vacancies with respect thereto. Each director will hold office until the next annual meeting of stockholders and until such director's successor is duly elected and qualified, or until such director's earlier resignation or removal.

     Stockholders may withhold authority from the proxyholders to vote for the entire slate as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in such nominees receiving fewer votes. If any nominee should become unavailable for election as a result of any unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve.

     The following seven persons have been selected by the Board of Directors as nominees for election to the Board of Directors: Messrs. Stephen W. Simons, Paul
H. Turner, John W. Jordan II, Adam E. Max, Michael R. Gaulke, George Napier and Edward T. Post. All of the nominees are incumbent directors. See "Board of Directors and Executive Officers" for the experience and background of each of the nominees.

VOTE REQUIRED

     The affirmative vote of a plurality of all of the votes cast at the Annual Meeting is required for the election of a director. Under applicable Delaware law, in tabulating the vote, broker non-votes and abstentions will be disregarded and will have no effect on the outcome of the vote.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE-NAMED NOMINEES.

     PROPOSAL NO. 2 - APPROVAL OF THE ROCKSHOX, INC. 1998 STOCK PLAN

     The Board, subject to stockholder approval, has adopted the 1998 Stock Plan, which provides for the grant of non-qualified stock options and incentive stock options (collectively, "Stock Options") to employees, directors and consultants of the Company. The purposes of the 1998 Stock Plan are to attract and retain the best available personnel for positions within the Company; provide additional incentives to the Company's employees, directors and consultants who participate in the 1998 Stock Plan; and promote the success of the Company's business.

     The 1998 Stock Plan is designed to permit compliance with the requirements for "qualified performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the conditions for exemption from the short-swing profit recovery rules under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The summary that follows is subject to the actual terms of the 1998 Stock Plan, a copy of which is attached as Annex A hereto. Capitalized terms used but not otherwise defined in the summary that follows shall have the respective meanings ascribed to them in the 1998 Stock Plan.

SHARES SUBJECT TO THE 1998 STOCK PLAN

     There are reserved for issuance under the 1998 Stock Plan 300,000 authorized but unissued shares of Common Stock. Up to 100% of such shares may be subject to Stock Options granted to a single individual in any calendar year.

     The 1998 Stock Plan provides for equitable adjustments with respect to Stock Options if the outstanding shares are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction.

ELIGIBILITY

     Nonqualified stock options ("NSOs") may be granted to employees, consultants and directors of the Company. Incentive stock options within the meaning of Section 422 of the Code ("ISOs") may only be granted to employees.

ADMINISTRATION

     The 1998 Stock Plan is currently administered by the Board of Directors of the Company, but may subsequently be administered by a committee of the Board of Directors in accordance with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code. References herein to the "Administrator" are to the Board or the Committee, to the extent each may administer the 1998 Stock Plan. Board members do not receive any remuneration in their capacity as Administrator of the 1998 Stock Plan, which also provides that no Board member will be liable for any action or determination taken or made in good faith with respect to the 1998 Stock Plan or any Stock Option granted thereunder.

     Subject to the terms of the 1998 Stock Plan, the Administrator has the authority to grant Stock Options to eligible recipients and to determine the terms and conditions of the award agreements evidencing the grant of such awards, including the vesting schedule and exercise price of Stock Options, and the effect, if any, of a change in control of the Company.

AWARDS UNDER THE 1998 STOCK PLAN

     ISOs and NSOs granted under the 1998 Stock Plan will have a term of no more than ten years from the date of grant. The purchase price of ISOs will not be less than 100% of the fair market value of the Common Stock on the date of grant. The purchase price of NSOs may be less than the fair market value of the Common Stock on the date of grant.

     The aggregate fair market value (determined as of the date of grant) of the shares subject to ISOs granted to any employee under the l998 Stock Plan or any other option plan of the Company or its subsidiaries that may become exercisable for the first time in any calendar year is limited to $100,000. This restriction does not apply to NSOs.

     The exercise price of an option may be paid in cash or, at the discretion of the Administrator, by the surrender of shares of Common Stock having a fair market value equal to the purchase price, a combination of cash and surrender of shares of Common Stock, or such other consideration and method of payment as is permitted under applicable law.

     TERMINATION OF EMPLOYMENT -- DEATH -- DISABILITY. The Administrator will provide in the award agreements whether and to what extent awards will be exercisable upon termination of employment or service for any reason, including upon death, disability or retirement of any participant in the 1998 Stock Plan.

ADDITIONAL PROVISIONS

     PAYMENT OF TAXES. Participants are required, no later than the date as of which the value of an award first becomes includible in the gross income of the participant for Federal income tax purposes to pay to the Company or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the 1998 Stock Plan are conditional on the making of such payments or arrangements, and the Company has the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant.

     AMENDMENT AND TERMINATION OF THE 1998 STOCK PLAN. The Board may at any time amend, alter, suspend or discontinue the 1998 Stock Plan, except to the extent that stockholder approval is required by Rule 16b-3 or any other applicable law or regulation. Amendment or termination of the 1998 Stock Plan may not, without the consent of any participant, adversely affect Stock Options previously granted under the 1998 Stock Plan.

CERTAIN FEDERAL INCOME TAX EFFECTS

     The following discussion is for general information only and is based on the Federal income tax law now in effect, which is subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to particular holders of the Common Stock in light of their individual investment circumstances or to certain types of holders subject to special tax rules, nor does it address specific state, local or foreign tax consequences. This summary assumes that the Common Stock acquired upon exercise of an option will be held as a "capital asset" (generally property held for investment) under the Code.

     NONQUALIFIED STOCK OPTIONS. A participant will generally not be subject to Federal income tax upon the grant of an NSO. Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount as the participant recognizes ordinary income.

     A participant will recognize a capital gain or loss upon a sale or exchange of stock acquired upon exercise of an NSO in an amount equal to the difference between the fair market value of such stock on the date it was acquired and the amount realized in the sale or exchange. Such gain or loss will be long-term if the stock has been held for more than one year.

     INCENTIVE STOCK OPTIONS. A participant will not be subject to tax upon the grant of an ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Company or a subsidiary or
(ii) within three months after termination of employment (or one year in the case of a disabled employee). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. (See "Certain Federal Income Tax Effects--Nonqualified Stock Options.")

     If stock acquired pursuant to a timely exercised ISO is later disposed of, the participant will, except as noted below with respect to a "disqualifying disposition," recognize long-term capital gain or loss equal to the difference between the amount realized upon such sale and the option price. Under these circumstances, the Company will not be entitled to any deduction for Federal income tax purposes in connection with either the exercise of the ISO or the sale of such stock by the participant.

     If, however, a participant disposes of stock acquired pursuant to the exercise of an ISO prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him upon exercise (a "disqualifying disposition"), generally (i) the participant will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the stock at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the option exercise price, and (ii) any additional gain realized by the participant will be subject to tax as short-term or long-term capital gain. In such case, the Company may claim a deduction for Federal income tax purposes at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income.

     The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

     EXERCISE WITH SHARES. According to a published ruling of the Internal Revenue Service, a participant who pays the option price upon exercise of an NSO, in whole or in part, by delivering shares of stock already owned by the participant will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be subject to tax according to the rules described above for NSOs. (See "Certain Federal Income Tax Effects--Nonqualified Stock Options.") With respect to shares acquired upon exercise which are equal in number to the shares surrendered, (i) such shares will be treated as exchanged for the shares surrendered in a non-taxable transaction, (ii) the basis of such shares will be equal to the basis of the shares surrendered, and (iii) the holding period of the shares acquired will include the holding period of the shares surrendered. With respect to the additional shares received upon exercise, (a) a participant will recognize ordinary income in an amount equal to the fair market value of such shares on the date of receipt, (b) the basis of such additional shares will be equal to the amount of income recognized, and (c) the holding period for such additional shares will commence on the date of receipt.

     The Treasury Department has issued proposed regulations that, if adopted in their current form, would appear to provide for the following rules with respect to the exercise of an ISO by surrender of previously owned shares of stock. If the shares surrendered in payment of the exercise price of an ISO are "statutory option stock" (including stock acquired pursuant to the exercise of an ISO) and if the surrender constitutes a "disqualifying disposition" (as would be the case, for example, if, in satisfaction of the option exercise price, the Company withholds shares which would otherwise be delivered to the participant), any gain realized on such transfer will be taxable to the optionee, as discussed above. Otherwise, when shares of stock are surrendered upon exercise of an ISO,in general, (i) no gain or loss will be recognized as a result of the exchange,
(ii) the number of shares received that is equal in number to the shares surrendered will have a basis equal to the basis of the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and (iii) any additional shares received will have a zero basis and will have a holding period that begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

REASON FOR AUTHORIZATION

     The 1998 Stock Plan is being submitted for stockholder approval pursuant to Sections 162(m) and 422 of the Code and the rules of the Nasdaq Stock Market. It is intended that awards granted under the 1998 Stock Plan may constitute "qualified performance based compensation" for purposes of Section 162(m) of the Code.

NEW PLAN BENEFITS

     It is not possible to determine at this time the awards that will be granted in connection with the additional shares of the Company's Common Stock reserved for issuance under the 1998 Stock Plan. The table below sets forth the number of options to purchase shares of the Company's Common Stock granted under the 1998 Stock Plan during the fiscal year ending March 31, 1998 (the "1998 Fiscal Year") to the Company's most senior executive officers, all current executive officers as a group (the "Executive Group"), all current directors who are not executive officers as a group (the "Non-Executive Director Group") and all employees, including all current officers who are not executive officers, as a group (the "Employee Group").


                                   1998 STOCK PLAN

                                                                     Shares
                                                                   Underlying
 Name and Position                                                   Awards
 -----------------                                                   ------
 George Napier
      President, Chief Executive Officer and Director  . . . . .     10,000(1)


                                                                           1
 Executive Group . . . . . . . . . . . . . . . . . . . . . . . .     10,000

 Non-Executive Director Group  . . . . . . . . . . . . . . . . .     10,000(1)

 Employee Group  . . . . . . . . . . . . . . . . . . . . . . . .     26,000

------------
(l) In February 1998, Messrs. Napier and Post were each granted an option to purchase 10,000 shares of Common Stock, respectively, pursuant to the 1998 Stock Plan. Mr. Napier's option was granted in conjunction with Mr. Napier's service as a director. Such option was granted as a replacement for, and with the same terms and exercise price as Mr. Napier's option to purchase 10,000 shares under the ROCKSHOX, INC. 1996 Stock Plan (the "1996 Stock Plan"). Mr. Post's option was granted in conjunction with his service as a director and has an exercise price per share equal to the fair market value of one share of Common Stock on the date of grant.

VOTE REQUIRED

     The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve and adopt the 1998 Stock Plan. Under applicable Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against Proposal No. 2. If stockholders do not approve the 1998 Stock Plan, the Board will consider whether to adopt some alternative incentive compensation arrangement based on its assessment of the Company's needs.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL
NO.2.

     PROPOSAL NO. 3 -- RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC
ACCOUNTANTS

     The Audit Committee has selected, and the Board of Directors has approved, Coopers & Lybrand L.L.P. as the Company's independent public accountants for the 1999 Fiscal Year, and the Board of Directors has further directed that management submit the selection of independent public accountants for ratification by the stockholders at the Annual Meeting. Coopers & Lybrand L.L.P. has audited the Company's consolidated financial statements since 1993. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

VOTE REQUIRED

     Stockholder ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Coopers & Lybrand L.L.P. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a different auditing firm at any time during the 1999 Fiscal Year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 3.

                      BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the directors and executive officers of the Company as of the Record Date:


 Name                       Age   Position
-----                       ---   --------
 Stephen W. Simons          43    Chairman of the Board, Chief Technical
                                  Officer and Director

 George Napier              45    Chief Executive Officer, President and
                                  Director

 Paul H. Turner             39    Vice President of Advanced Research and
                                  Director

 Charles E. Noreen, Jr.     37    Chief Financial Officer, Vice President and
                                  Secretary

 John W. Jordan, II         50    Director

 Adam E. Max                39    Director

 Michael R. Gaulke          52    Director

 Edward T. Post             51    Director


     Mr. Simons is a co-founder of the Company and has served as a director of the Company since its inception in 1989. Mr. Simons also served as President from 1992 until November 1997, and has been Chairman of the Board of Directors since l996 and Chief Technical Officer since November 1997. Prior to founding the Company, Mr. Simons founded SIMONS, which developed suspension modifications and complete motorcycle front forks. Recently, Mr. Simons and the Company began discussions with respect to the possibility that he may leave full-time employment, and enter into a consulting arrangement with the Company.

     Mr. Napier has served as a director of the Company since January 1997 and became Chief Executive Officer and President in November 1997. Mr. Napier served as President and Chief Executive Officer of Meridian Sports Incorporated from May 1992 to July 1996. Between March 1983 and January 1992, Mr. Napier held various senior positions with Wilson Sporting Goods Co., including Chief Operating Officer, President of Wilson USA and President of Wilson International (subsidiaries of Wilson Sporting Goods Co.).

     Mr. Turner is a co-founder of the Company and has served as a director of the Company since its inception in 1989. Mr. Turner became Vice President of Advanced Research in 1992, and in such capacity contributes to the Company's research and development efforts. Mr. Turner has often represented the Company at industry and public events. Prior to founding the Company, Mr. Turner worked with Honda Motor Company and founded Paul Turner Racing. Effective July 31, 1998, Mr. Turner will cease to be an executive officer of the Company but will remain a member of the Board of Directors.

     Mr. Jordan has served as a director of the Company since March l995, and was Chairman of the Board of Directors until October l996. Mr. Jordan has been the managing partner of The Jordan Company, a private merchant banking firm that he founded, since February 1982. Mr. Jordan is also director of American Safety Razor Company, AmeriKing Corporation, Apparel Ventures, Inc., Archibald Candy Corporation, Carmike Cinemas, Inc., Gear for Sports, Inc., Jordan Industries, Inc., Jordan Telecommunication Products, Inc., Motors & Gears, Inc., Welcome Home, Inc., and other private companies.

     Mr. Max has served as a director of the Company since March l 995, and was a vice president from that time until October l996. Mr. Max is a principal of The Jordan Company, which he joined in April 1986. Mr. Max is also a director of Archibald Candy Corporation and Great American Cookie Company.

     Mr. Gaulke has served as a director of the Company since January 1997. Mr. Gaulke joined Exponent, Inc. (formerly named The Failure Group, Inc.) in September 1992, as Executive Vice President and Chief Financial Officer, became its President in March l993. In June 1996, Mr. Gaulke was named Chief Executive Officer of Exponent, Inc., and has been a member of the board of directors of Exponent, Inc. since January 1994. From November l988 to September 1992, Mr. Gaulke served as Executive Vice President and Chief Financial Officer of Raynet Corporation, a subsidiary of Raychem Corporation.

     Mr. Post has served as a director of the Company since January 1998. Mr. Post has served as President and Chief Operating Officer of Smith Sports Optics since January 1994. Prior to such time, Mr. Post served as President of Scott USA beginning in 1989.

     Mr. Noreen has been the Chief Financial Officer of the Company since May 1996 and the Secretary of the Company since August 1996. In April 1998, Mr. Noreen was named Vice President and Chief Financial Officer of the Company. Prior to joining the Company, Mr. Noreen was an audit manager and then a partner in the San Jose, California office of the accounting firm of Coopers & Lybrand L.L.P., which he joined in 1983. Effective July 22, 1998, Mr. Noreen will cease to be an executive officer of the Company and will become Vice President, Business Development.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held three regular meetings and acted five times by unanimous written consent during the 1998 Fiscal Year. During the 1998 Fiscal Year, each member of the Board of Directors, except for Messrs. Turner and Jordan, attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which he was a member. The Company has standing Audit and Compensation Committees. The Company does not have a standing Nominating Committee.

     AUDIT COMMITTEE. The Audit Committee, which was established in January 1997, and consists of Messrs. George Napier, Michael R. Gaulke, Adam E. Max and Edward T. Post (three of which are non-employee directors), held two meetings during the 1998 Fiscal Year. The Audit Committee has the power and authority to (i) select the firm of independent accountants to audit the financial statements of the Company and its consolidated subsidiaries, subject to approval by the Board of Directors, (ii) discuss with such independent public accountants and with the management of the Company, the Company's financial accounting and reporting principles, policies and practices, (iii) discuss with such independent accountants, and with management of the Company and such management's staff, the adequacy of the Company's accounting, financial and operating controls, and (iv) report to the Board of Directors with respect to any and all of the foregoing, at such times and in such manner as the Board of Directors shall determine.

     COMPENSATION COMMITTEE. The Compensation Committee, which was established in January l997, and consists of Messrs. Stephen W. Simons, Adam E. Max, Michael
R. Gaulke and Edward T. Post (three of which are non-employee directors), held two meetings during the l998 Fiscal Year. The Compensation Committee has the power and authority to review and approve salary and other compensation arrangements, including annual incentive awards (but excluding the granting of stock options pursuant to the l996 Stock Plan, the 1998 Stock Plan, and any future plans), for officers and employees of the Company.

COMPENSATION OF THE BOARD OF DIRECTORS

     The Company currently pays each of its non-employee directors a quarterly fee of $5,000. Non-employee directors also are eligible to receive options to purchase Common Stock under the 1996 Stock Plan and the 1998 Stock Plan as compensation for their services as directors. Each non-employee director is reimbursed for reasonable expenses incurred to attend director and committee meetings. Messrs. Max and Jordan, both non-employee directors, are affiliated with a company that is party to a consulting arrangement with the Company. See "Certain Relationships and Related Transactions--Consulting Agreement."

             SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (the "Principal Stockholders"), (ii) each of the Company's directors, (iii) each of the Named Executive Officers (as such term is defined in the Summary Compensation Table under "Executive Compensation") and (iv) all directors and Named Executive Officers as a group. This table is based on information provided to the Company or filed with the Securities and Exchange Commission by the Company's directors, executive officers and Principal Stockholders. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect of such shares, subject to community property laws where applicable.

                                           AMOUNT AND NATURE    PERCENTAGE OF
                                             OF SHARES OF       OUTSTANDING
                                             COMMON STOCK       COMMON STOCK
 NAME AND ADDRESS OF                         BENEFICIALLY       BENEFICIALLY
 BENEFICIAL OWNER (1)                            OWNED              OWNED
---------------------                      -----------------    -------------
 Stephen W. Simons (2) . . . . . . . . .        2,205,000           16.0%


 Paul H. Turner (3)  . . . . . . . . . .        2,202,500           16.0%


 George Napier (4) . . . . . . . . . . .            2,500             *


 John W. Jordan, II (5)  . . . . . . . .          327,308            2.4%


 Adam E. Max (6) . . . . . . . . . . . .          210,004            1.5%


 Michael R. Gaulke (7) . . . . . . . . .            2,500             *


 Edward T. Post  . . . . . . . . . . . .                0            --


 Robert Kaswen(8)  . . . . . . . . . . .           88,112             *


 Charles E. Noreen Jr.(9)  . . . . . . .           34,082             *


 MCIT PLC (10) . . . . . . . . . . . . .        2,100,042           15.3%


 Franklin Resources, Inc.(11)  . . . . .        1,389,400           10.1%


 Charles B. Johnson(11)  . . . . . . . .        1,389,400           10.1%


 Rupert H. Johnson, Jr.(11)  . . . . . .        1,389,400           10.1%


 Franklin Advisers, Inc.(11) . . . . . .        1,024,400            7.4%


 Wellington Management Company, LLP (12)        1,354,900            9.8%

 All directors and Named Executive
 Officers as a group
 (9 persons) (13)  . . . . . . . . . . .        5,072,006           36.5%

---------------
*    Less than 1%
                                      14

(1) Unless otherwise indicated, the business address of each beneficial owner is c/o ROCKSHOX, INC., 401 Charcot Avenue, San Jose, California 95131.

(2) Includes (i) 2,053,312 shares held by The Simons Revocable Trust, of which Mr. Simons and Debra W. Simons, Mr. Simons' wife, are trustees, (ii) 21,688 shares held by The Simons Children Irrevocable Trust, over which Mr. Simons has no voting or investment power and (iii) 130,000 shares held by the Wanda Bobowski Fund, the voting or investment power of which is shared with Debra W. Simons. Mr. Simons disclaims beneficial ownership with respect to all shares held by The Simons Children Irrevocable Trust and by the Wanda Bobowski Fund.

(3) Includes 549,250 shares held by Turner Family LP, a Colorado limited partnership (the "Turner Partnership"). Mr. Turner is the sole general partner of the Turner Partnership, and a trust, the trustees of which are persons other than Mr. Turner and the beneficiaries of which are certain family members of Mr. Turner, is the sole limited partner of the Turner Partnership holding a 40% interest in the Turner Partnership. Mr. Turner disclaims beneficial ownership of the 219,700 shares representing the trust's interest in the Turner Partnership. Also includes 134,500 shares held by Bikes Aren't Bad Foundation, of which Mr. Turner is the sole director. Mr. Turner disclaims beneficial ownership of all of such shares held by Bikes Aren't Bad Foundation.

(4) Includes 2,500 shares with respect to which Mr. Napier has the right to acquire beneficial ownership by virtue of currently exercisable stock options and options that become exercisable within 60 days of the Record Date.

(5) Includes 327,308 shares held by the John W. Jordan Il Revocable Trust ("JJT"), of which Mr. Jordan is trustee. Excludes 2,100,042 shares held by MCIT PLC, which is advised by Jordan/Zalaznick Advisers, Inc., an entity controlled by Mr. Jordan and certain other persons (see footnote 10 below). Mr. Jordan is a partner of The Jordan Company, an entity with which Mr. Max is affiliated. The business address for Mr. Jordan is c/o Jordan Industries, Inc., 875 N. Michigan Avenue, Suite 4020, Chicago, Illinois 60611.

(6) Mr. Max is a principal of The Jordan Company, an entity with which Mr. Jordan is also affiliated. Excludes 2,100,042 shares held by MCIT PLC, of which Mr. Max is a stockholder. The business address for Mr. Max is c/o The Jordan Company, 9 West 57th Street, Suite 4000, New York, New York 10019.

(7) Includes 2,500 shares with respect to which Mr. Gaulke has the right to acquire beneficial ownership by virtue of currently exercisable stock options and options that become exercisable within 60 days of the Record Date.

(8) Includes 88,112 shares with respect to which Mr. Kaswen has the right to acquire beneficial ownership by virtue of currently exercisable stock options and options that become exercisable within 60 days of the Record Date.

(9) Includes 34,082 shares with respect to which Mr. Noreen has the right to acquire beneficial ownership by virtue of currently exercisable stock options and options that become exercisable within 60 days of the Record Date.

(10) MCIT PLC is advised by Jordan/Zalaznick Advisers, Inc., an entity controlled by Mr. Jordan and certain other persons. JJT and certain persons who have a controlling interest in Jordan/Zalaznick Advisers, Inc., are stockholders of MCIT PLC. See "Certain Relationships and Related Transactions." The business address for MCIT PLC is c/o Jordan/Zalaznick Advisors, Inc., 9 West 57th Street, Suite 4000, New York, New York 10019.

(11) Pursuant to the Schedule 13G (Amendment No. 1) filed as of April 7, 1998 with the Securities and Exchange Commission, certain investment companies or other managed accounts that are advised by direct or indirect investment advisory subsidiaries of Franklin Resources, Inc. ("FRI") own 1,389,400 shares, one of such advisors, Franklin Advisers, Inc. ("FAI"), has sole voting and dispositive power with respect to, and may be deemed to beneficially own, 1,024,400 of such shares. Each of FAI, Charles B. Johnson and Rupert H. Johnson, Jr. (each of whom owns in excess of 10% of the outstanding common stock of FRI) disclaims any economic interest or beneficial ownership of any of the 1,389,400 shares. The business address for each of these persons is 777 Mariners Island Boulevard, San Mateo, California 94404.

(12) Pursuant to the Schedule 13G filed as of February 6, 1998 with the Securities and Exchange Commission, Wellington Management Company LLP ("WMC"), in its capacity as an investment advisor, may be deemed to beneficially own 1,354,900 shares which are held of record by clients of WMC. Of that amount, WMC has shared voting power for 776,900 shares and shared dispositive power for all of the shares. The business address for WMC is 75 State Street, Boston, Massachusetts 02109.

(13) Includes 127,194 shares with respect to which all directors and Named Executive Officers have the right to acquire beneficial ownership by virtue of currently exercisable stock options and options that become exercisable within 60 days of the Record Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file reports of beneficial ownership of the Company's Common Stock and changes in such ownership with the Securities and Exchange Commission, The Nasdaq Stock Market and the Company. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis. Based solely on its review of the copies of these reports received or written representations from these reporting persons that no Forms 5 were required for such persons, the Company believes that, during the 1998 Fiscal Year, all of such filing requirements under Section 16(a) were timely met except that the filing by Mr. Post of one report on Form 3 relating to a single transaction was late.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following summarizes various transactions between the Company and certain of its directors or executive officers or entities associated with such persons. The Company believes that each such transaction was, and that any future transaction will be, approved in accordance with the Delaware General Corporation Law.

     REGISTRATION RIGHTS AGREEMENT. Effective as of the closing of the initial public offering of the Company's Common Stock (the "IPO"), which occurred on October 2, l996, the Company entered into a registration rights agreement (the "'Registration Rights Agreement") with, among others, certain trusts the beneficiaries and/or trustees of which include Messrs. Simons, Turner and Jordan, as well as Mr. Max (collectively, the "Insider Holders"). Pursuant to the Registration Rights Agreement and subject to certain conditions, the Insider Holders have demand registration rights to require the Company to register the number of shares requested to be so registered until such time as such shares of Common Stock (i) are effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), and disposed of in accordance with a registration statement covering such shares, (ii) are saleable by the holders thereof pursuant to Rule 144(k) under the Securities Act or (iii) are distributed for resale pursuant to Rule 144 under the Securities Act ("Registrable Securities"). The Registration Rights Agreement provides that, subject to certain conditions, the Insider Holders have incidental registration rights if the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock (other than a registration statement or Form S-4 or Form S-8 or any successor form thereto or filed solely in connection with an exchange offer or an offering made solely to employees of the Company) to require the Company to include in each such registration all Registrable Securities as each Insider Holder may request in accordance with the terms of the Registration Rights Agreement. In the event of any registration thereunder, the Registration Rights Agreement contains certain customary provisions relating to holdback and indemnification arrangements. The Registration Rights Agreement also provides that all reasonable fees and expenses incident to the performance thereof or compliance therewith by the Company will be borne by the Company.

     SUPPLIER CONSULTING AGREEMENT.   Mr. Simons provides consulting services to
a supplier to the Company (the "Supplier") pursuant to a consulting agreement (the "Supplier Consulting Agreement") in consideration of which the Supplier pays Mr. Simons a fee equal to 3% of the Supplier's net sales (as defined therein). The Supplier Consulting Agreement terminates on December 31, 2002; PROVIDED, that the Supplier Consulting Agreement (i) will be automatically renewed for two years, if the total of all consulting fees paid to Mr. Simons pursuant to the Supplier Consulting Agreement is less than $1,000,000 on December 31, 2002, (ii) will automatically terminate when the total of all consulting fees paid to Mr. Simons pursuant to the Supplier Consulting Agreement equals $1,700,000 and (iii) may be terminated by Mr. Simons at any time upon 30 days' written notice. During the 1998 Fiscal Year, the Supplier had paid Mr. Simons an aggregate of $30,000 pursuant to the Supplier Consulting Agreement. The Company purchased approximately $1.8 million of components from the Supplier in the 1998 Fiscal Year.

     CONSULTING AGREEMENT. On March 24, 1995, the Company entered into a management consulting agreement (the "Consulting Agreement") with TJC Management Corporation ("TJCMC"), an affiliate of The Jordan Company (with which each of Messrs. Jordan and Max is affiliated), pursuant to which TJCMC was retained to render consulting services to the Company. Pursuant to the Consulting Agreement, TJCMC is entitled to (i) a quarterly fee of $62,500,
(ii) an investment banking and sponsorship fee of 2% of the aggregate consideration paid (including non-competition and similar payments, but net of transaction expenses) in connection with an initial public offering of Common Stock, the sale of all or substantially all of the Common Stock or substantially all of the assets of the Company to a company other than an affiliate, or the purchase by the Company of all the equity or substantially all of the assets of a company (other than an affiliate), and (iii) a financial consulting fee of l % of the amount obtained or made available pursuant to any financing. The fees payable under clauses (ii) and (iii) of the preceding sentence are payable with respect to a transaction only if TJCMC is retained to render services in connection therewith. The Consulting Agreement also provides that if TJCMC renders services outside the ordinary course of business, TJCMC is entitled to an additional amount equal to the value of such services. Also pursuant to the Consulting Agreement, TJCMC and certain of its affiliates are indemnified from certain liabilities related to services performed pursuant to the Consulting Agreement and TJCMC is entitled to reimbursement of reasonable out-of-pocket expenses. The term of the Consulting Agreement generally continues until April l, 2000. During the 1998 Fiscal Year, the total amount paid pursuant to the Consulting Agreement was $250,000.

     NONCOMPETITION AGREEMENTS. Each of Stephen Simons, Debra Simons (Mr. Simons' wife) and Paul Turner has entered into a noncompetition agreement, dated March 24, 1995, pursuant to which each such person agreed, among other things, that until March 24, l998, he or she will not directly or indirectly engage in, assist or have any active interest in a business located anywhere in the contiguous United States that (i) competes with the Company or (ii) sells to, supplies, provides goods or services to, purchases from or does business in any manner with the Company. Each such person also agreed that until three years from and after the date such person ceases to be employed by the Company, he or she will not directly or indirectly (a) divert or attempt to divert from the Company any business with any customer or account with which he or she had any contact or association, which was under his or her supervision, or the identity of which was learned by him or her as a result of his or her employment with the Company, (b) solicit any person transacting business with the Company to terminate its relationship or association with the Company, or to represent, distribute or sell services or products in competition with the services or products of the Company, or (c) solicit any employee of the Company to leave its employ. Mrs. Simons resigned as an officer of the Company on August 1, 1995, and, therefore, the provisions of the preceding sentence will terminate on August 1, 1998, with respect to Mrs. Simons.

     TURNER AGREEMENT. During the 1998 Fiscal Year, the Company employed Peter Turner, the brother of Paul Turner, as the Company's manager of product development engineering, pursuant to an agreement entered into on November 10, 1995. Pursuant to such agreement, Peter Turner received $40,192 during such fiscal year. Peter Turner resigned from the Company on August 8, 1997.

                            EXECUTIVE COMPENSATION

     The following table sets forth, in summary form, the compensation paid by the Company during the last three completed fiscal years to its chief executive officer and the four other most highly compensated executive officers for services rendered to the Company (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                                                        ------------
                                                         ANNUAL COMPENSATION               AWARDS
                                               -------------------------------------     ----------
                                                                                         SECURITIES         ALL
                                                                                         UNDERLYING        OTHER
 NAME AND PRINCIPAL POSITION                   YEAR(1)     SALARY           BONUS         OPTIONS(#)   COMPENSATION
 ---------------------------                   -------    --------      ------------     ----------    ------------
George Napier                                   1998      $123,846                 -       410,000       $4,400(3)
  Chief Executive Officer and President

Stephen W. Simons(4)                            1998       250,000                 -             -           52(3)
  Chairman and Chief Technical                  1997       250,000        $3,915,089(2)          -        3,812
  Officer                                       1996       250,000         1,062,500(2)          -        7,556

Paul Turner(5)                                  1998       250,000                 -             -           52(3)
  Vice President of Advanced Research           1997       250,000         3,790,089(2)          -        3,812
                                                1996       250,000         1,062,500(2)          -        7,556

Robert Kaswen(6)                                1998       166,442                 -             -        1,986(3)
  Executive Vice President of Operations        1997       149,038           110,500       146,853          410
                                                1996       105,000           110,000             -           56

Charles E. Noreen, Jr.(7)                       1998       153,846                 -             -        2,332(3)
  Chief Financial Officer                       1997       120,461            94,951        73,470          400

-------------------

(l)  Information is for the Company's fiscal years ended March 31.

(2) Includes $3,665,089 in 1997 and $1,062,500 in 1996 for each of Mr. Simons and Mr. Turner, which represent payments pursuant to employment agreements that were terminated upon the completion of the Company's initial public offering in October 1996.

(3) All Other Compensation includes the following contributions made by the Company in the 1998 Fiscal Year to employee accounts under the Company's 401(k) plan: on behalf of Mr. Kaswen, $1,906 and Mr. Noreen $2,279. In addition, All Other Compensation includes the following term life insurance premiums paid in the 1998 Fiscal Year by the Company: on behalf of Mr. Napier $3,000, which created a tax liability of $1,400, which was paid by the Company; Mr. Simons, $52; Mr. Turner, $52; Mr. Kaswen, $52; and Mr. Noreen, $52.

(4) Recently, Mr. Simons and the Company began discussions with respect to the possibility that he may leave full time employment, and enter into a consulting arrangement with the Company.

(5) Effective July 31, 1998, Mr. Turner will cease to be an executive officer of the Company but will remain a member of the Board of Directors.

(6) Effective April 1, 1998, Mr. Kaswen ceased to be an executive officer of the Company.

(7) Effective July 22, 1998, Mr. Noreen will cease to be an executive officer of the Company and will become Vice President, Business Development.

OPTIONS GRANTS AND EXERCISES

     The following table sets forth certain information regarding stock options granted to and exercised by the Named Executive Officers during the 1998 Fiscal Year and the stock options held by them as of March 31, 1998.

                   OPTION GRANTS IN THE 1998 FISCAL YEAR

                               INDIVIDUAL GRANTS
                           --------------------------------
                            NUMBER OF      PERCENT OF TOTAL                                        POTENTIAL REALIZABLE VALUE AT
                            SECURITIES     OPTIONS GRANTED                                      ASSUMED ANNUAL RATES OF STOCK PRICE
                            UNDERLYING           TO            EXERCISE OR                        APPRECIATION FOR OPTION TERM(4)
                              OPTIONS       EMPLOYEES IN        BASE PRICE        EXPIRATION    -----------------------------------
     NAME                   GRANTED(#)      FISCAL YEAR(%)        ($/SH)             DATE             5%($)            10%($)
     ----                  -----------     ----------------    -----------        ----------    ---------------   -----------------
George Napier              400,000(1)           75.3%           $7.125(3)          2/23/08         $1,792,349       $4,542,166
                            10,000(2)            1.9             14.93(3)          5/01/07             82,313          237,946

Stephen W. Simons               0                 -                 -                 -                 -                 -

Paul H. Turner                  0                 -                 -                 -                 -                 -

Robert Kaswen                   0                 -                 -                 -                 -                 -

Charles E. Noreen, Jr.          0                 -                 -                 -                 -                 -


-----------------

(1) The options were granted under the 1996 Stock Plan. Such options are subject to a three-year vesting period such that one-third of such options vest on November 1, 1998, 1999 and 2000, respectively. Mr. Napier's option agreement provides that all of his unvested options will accelerate and become exercisable upon the occurrence of certain change in control transactions. To the extent permitted under applicable law, the options granted are "incentive stock options" for purposes of Section 422 of the Code, and otherwise are nonqualified stock options.

(2) The option was granted under the 1998 Stock Plan in conjunction with Mr. Napier's service as a director. The option was granted as a replacement for, and with the same terms and exercise price as, Mr. Napier's option to purchase 10,000 shares under the 1996 Stock Plan. Such options vest and become exercisable in equal 25% installments on each of January 30, 1998, 1999, 2000 and 2001. The option granted is a non-statutory stock option.

(3) The exercise price is equal to the fair market value of the Common Stock on the original date of grant.

(4) The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts shown are for the assumed rates of appreciation only as required by the Securities and Exchange Commission, do not constitute projections of future stock price performance, and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock, continued employment of the optionee through the term of the options, and other factors.

     The following table sets forth certain information regarding the value of unexercised options to acquire Common Stock held by the Named Executive Officers as of the end of the 1998 Fiscal Year. None of the Named Executive Officers exercised any options to acquire Common Stock in the 1998 Fiscal Year.

   AGGREGATED OPTION EXERCISES IN THE 1998 FISCAL YEAR AND FY-END OPTION VALUES


                                                                  NUMBER OF SECURITIES
                                                                       UNDERLYING                        VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS AT                IN-THE-MONEY OPTIONS AT
                             SHARES                                 MARCH 31, 1998(#)                   MARCH 31, 1998(1)($)
                           ACQUIRED ON         VALUE         -------------------------------      ------------------------------
 NAME                      EXERCISE (#)     REALIZED($)       EXERCISABLE     UNEXERCISABLE        EXERCISABLE    UNEXERCISABLE
 ----                      ------------     -----------      -------------   ---------------      -------------  ---------------
George Napier                                                        0             400,000               0            $187,200
                                                                 2,500               7,500               0                   0

Stephen W. Simons                                                    0                   0               0                   0

Paul H. Turner                                                       0                   0               0                   0

Robert Kaswen                                                   88,112              58,741        $282,289             188,191

Charles E. Noreen, Jr.       10,000           $93,100           19,388              44,082          56,298             128,003


-----------------

(1)  The value of unexercised in-the-money options is calculated by multiplying
     (A) the number of securities underlying such options by (B) the difference between (i) the closing price of the Common Stock on the Nasdaq at March 31, 1998 and (ii) the option exercise price.


EMPLOYMENT AGREEMENTS

     George Napier entered into a three-year employment agreement with the Company dated November 1, 1997. Pursuant to the agreement, Mr. Napier will serve as Chief Executive Officer and President of the Company and receive an annual base salary of $300,000. In addition, Mr. Napier received a one-time $50,000 cash payment and is entitled to an annual bonus of $300,000, provided he achieves certain objectives. The agreement provides that the Company will maintain term life insurance with a face value of $2 million for Mr. Napier. In addition, the Company granted Mr. Napier an option to purchase shares of Common Stock as described above. If Mr. Napier is terminated by the Company "without Cause" (as defined in the employment agreement), (a) he will receive the benefits he would have otherwise received during the twelve-month period preceding such termination and reimbursement of certain reasonable relocation costs and (b) all outstanding equity incentive awards that would have become vested during the Severance Period will immediately vest and remain exercisable for a period of ninety days. For a period of one year following termination of employment, Mr. Napier will act as a non-employee consultant to the Company and will not engage in any activity competitive with the business of the Company. In consideration of such consulting and non-competition obligations, Mr. Napier will receive an annual consulting fee of $25,000.

     On October 2, 1996, Stephen W. Simons and Paul H. Turner (the "Executives") each entered into an amended and restated employment agreement with the Company, with an initial one-year term and automatic renewal for additional one-year terms, not to exceed four one-year renewal terms in total, at the election of the Executives. Pursuant to the agreements, Messrs. Simons and Turner (i) received initial payments of $2,820,000 and $1,880,000, respectively, (ii) receive an annual salary of $250,000 and certain perquisites and (iii) in consideration of termination of the Company's performance based plan, each received a payment in the approximate amount of $3.7 million. In addition, the agreement provides that for each fiscal year during the term of the agreement in which the Executive has been an employee of the Company for the entire fiscal year, the Company will pay to Messrs. Simons and Turner a cash bonus in an amount not to exceed 100% and 50%, respectively, of his annual salary based upon the Board of Directors' evaluation of the performance of his individual duties, and in the case of Mr. Simons, upon the performance of the Company during such fiscal year. Recently, Mr. Simons and Company began discussions with respect to the possibility that he may leave full-time employment, and enter into a consulting arrangement with the Company. Effective July 31, 1998, Mr. Turner will cease to be an executive officer of the Company but will remain a member of the Board of Directors.

     On May 7, l996, Charles E. Noreen, Jr. entered into a letter agreement with the Company (the "Noreen Letter Agreement") pursuant to which Mr. Noreen serves as the Company's Chief Financial Officer. The Noreen Letter Agreement provides that Mr. Noreen is entitled to receive, among other things, (i) a salary of $145,000 per year (which salary has subsequently been increased to $155,000 per year), (ii) the right to participate in an annual bonus program,
(iii) an initial grant of options to purchase 73,470 shares of Common Stock and (iv) certain other benefits. In addition, the Noreen Letter Agreement provides that if, during the first 36 months of Mr. Noreen's employment with the Company, (i) Mr. Noreen's employment is terminated due to a sale or merger of the entire Company, for any reason other than his voluntary separation or for cause, or (ii) the Company relocates out of the San Francisco Bay Area, then, at the discretion of the Company, Mr. Noreen is entitled to (A) 6 months notice during which time he is obligated to remain employed by the Company until he finds other employment (B) be paid his monthly salary on a month-by-month basis until he is employed elsewhere (not to exceed 6 months from the date of such notice). Effective July 22, 1998, Mr. Noreen will cease to be an executive officer of the Company and will become Vice President, Business Development.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the 1998 Fiscal Year, the Compensation Committee of the Board of Directors consisted of Messrs. Gaulke, Simons, Max and Post. However, pursuant to certain requirements of Rule 16b-3 under the Securities Exchange Act of l934, as amended, grants of stock options made to the Named Executive Officers in the 1998 Fiscal Year were made by all of the members of the Board of Directors. During the 1998 Fiscal Year, Mr. Simons was an officer of the Company. In addition, during the 1998 Fiscal Year, the Company engaged in certain transactions with certain of its directors and certain entities affiliated with certain of such directors. See "Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. However, Mr. Napier, the Chief Executive Officer and President of the Company, does not participate in discussions regarding his own compensation. The following is the report of the Compensation Committee to the Board of Directors describing compensation policies and rationales applicable to the Company's executive officers with respect to compensation paid to such executive officers for the 1998 Fiscal Year.

COMPENSATION PHILOSOPHY:

     The general philosophy of the Company's compensation program is to offer executive officers competitive compensation based both on the Company's performance and on the individual's contribution and performance. The Company's compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

     There are three main components in the Company's executive compensation program:

     --  Base Salary
     --  Incentive Bonus
     --  Stock Incentives

BASE SALARY:

     The salaries of Messrs. Napier, Simons and Turner are fixed pursuant to the terms of their employment agreements with the Company. The salaries of the other executive officers are determined annually by the Compensation Committee with reference to surveys of salaries paid to executives with similar responsibilities at comparable companies, generally in both the bicycle and manufacturing industries. The peer group for each executive officer is composed of executives whose responsibilities are similar in scope and content. The Company seeks to set executive compensation levels that are competitive with the average levels of peer group compensation.

INCENTIVE BONUS:

     Annual incentive bonuses for executive officers are intended to reflect the Compensation Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.

STOCK INCENTIVES:

     The Company utilizes stock options as long-term incentives to reward and retain executive officers. The Board of Directors, which in the 1998 Fiscal Year had responsibility for making option grants under the 1996 Stock Plan and the 1998 Stock Plan, believes that stock option grants provide an incentive which focuses the executives' attention on the Company from the perspective of an owner with an equity stake in the business. Because options are typically granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, the Company's stock will provide value to the recipient only when the price of the Company's stock increases above the exercise price, that is, only to the extent that stockholders as a whole have benefitted. Generally, stock options vest over a three to five year period and optionees must be employed by the Company at the time of vesting in order to exercise the options.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND OTHER EXECUTIVES:

     Mr. Napier's base salary is set at $300,000 per year pursuant to his employment agreement. Salary increases for senior executives effected during the 1998 Fiscal Year were based on individual performance, position, tenure, leadership and competitive data in compensation surveys of comparable companies.

     In February 1998, the Board approved and granted Mr. Napier an option to purchase 400,000 shares of Common Stock. Senior executives in the Company also participate in the 1996 Stock Plan, and the Board granted such executives options to purchase shares of Common Stock during the 1998 Fiscal Year. In determining the number of shares to award to Mr. Napier and the other executives, the Board considered several factors, including primarily Mr. Napier's and such other executives' actual and potential contributions to the Company's long-term success, and the size of awards provided to other executives holding similar position in comparable companies.

     Pursuant to their employment agreements with the Company, Mr. Napier and the other Named Executive Officers may receive an annual bonus as determined by the Board. In determining the amounts of such bonuses, the Board considers certain criteria, including the individual performance of each executive and the performance of the Company. The Board has determined that no bonus amounts will be paid for the 1998 Fiscal Year based upon the Company's performance.

SECTION 162(m) POLICY:

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section l62(m) apply with respect to "qualified performance-based compensation" and to compensation paid in certain circumstances by companies in the first few years following their initial public offering of stock. The Company granted non-qualified stock options under the 1998 Stock Plan to Mr. Napier. Because stockholders had not approved the 1998 Stock Plan, the grant does not qualify as "performance-based compensation" under Section 162(m). However, the Company has submitted the 1998 Stock Plan for stockholder approval in order that future grants of awards under the 1998 Stock Plan may constitute as qualified performance-based compensation, and the Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements. Accordingly, the Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible on account of Section 162(m).

                                       Respectfully submitted,

                                       STEPHEN W. SIMONS*
                                       PAUL H. TURNER*
                                       JOHN W. JORDAN II*
                                       ADAM E. MAX
                                       MICHAEL R. GAULKE
                                       GEORGE NAPIER
                                       EDWARD T. POST

* With respect to that portion of the report entitled "Stock Incentives" only.


     THE COMPENSATION COMMITTEE REPORT WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

-----------------------

PERFORMANCE GRAPH:

     The following line graph compares the cumulative total stockholder return for the Company's Common Stock with the NASDAQ U.S. Index, the NASDAQ Non-Financial Index and a Peer Group (as defined below) for the period commencing September 27, 1996 and ending March 31, 1998. The peer group (the "Peer Group") is composed of the following companies: K2 Inc., Huffy Corp., Cannondale Corp., GT Bicycles Inc., Aldila Inc., Morrow Snowboards Inc. and Ride Inc. The Company selected the Peer Group for this Proxy Statement because the Company believes that the Peer Group, which consists of companies within the bicycle industry or companies that manufacture and sell sporting goods similar to that of the Company, is a better comparative index than the NASDAQ Non-Financial Index. Accordingly, the Company has included the Peer Group in this Proxy Statement and will use such Peer Group, rather than the NASDAQ Non-Financial Index, for comparison in future Proxy Statements.

     The graph assumes that $100 was invested on September 27, 1996, the date of the commencement of public trading of the Common Stock, and that all dividends are reinvested. Historical stock price performance should not be considered indicative of future stock price performance.

                      INSERT PERFORMANCE ANALYSIS GRAPH

              COMPARISON OF CUMULATIVE TOTAL RETURN AMONG ROCKSHOX,
  NASDAQ STOCK MARKET-US, NASDAQ NON-FINANCIAL INDEX AND SELECTED PEER GROUPS

                           9/27/96     3/31/97     3/31/98
                           -------     -------     -------
NASDAQ U.S.                  100           99         150
NASDAQ Non-Financial         100           96         145
Peer Group                   100           76          68
RockShox                     100          100          51


     THE STOCK PRICE PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

STOCKHOLDER PROPOSALS

     Subject to Securities and Exchange Commission regulations, proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than March 15, 1999, in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                           By Order of the Board of Directors


                           Charles E. Noreen, Jr.
                           Vice President, Chief Financial Officer and Secretary

San Jose, California
July 13, 1998

                                    ANNEX A



                                 ROCKSHOX, INC.




                             1998 STOCK OPTION PLAN

                                 ROCKSHOX, INC.


                             1998 STOCK OPTION PLAN

                                  TABLE OF CONTENTS


                                                                                 PAGE

SECTION 1   PURPOSE OF PLAN; DEFINITIONS . . . . . . . . . . . . . . . . . . . .  A-1

SECTION 2   ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-3

SECTION 3   STOCK SUBJECT TO PLAN. . . . . . . . . . . . . . . . . . . . . . . .  A-4

SECTION 4   ELIGIBILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-5

SECTION 5   STOCK OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-5

SECTION 6   AMENDMENT AND TERMINATION. . . . . . . . . . . . . . . . . . . . . .  A-7

SECTION 7   UNFUNDED STATUS OF PLAN. . . . . . . . . . . . . . . . . . . . . . .  A-8

SECTION 8   GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . .  A-8

SECTION 9   EFFECTIVE DATE OF PLAN . . . . . . . . . . . . . . . . . . . . . . .  A-9

SECTION 10  TERM OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-10

                                     A-i

                                    ROCKSHOX, INC.
                                1998 STOCK OPTION PLAN

                                       SECTION 1

                             PURPOSE OF PLAN; DEFINITIONS

            1.1 PURPOSE. The purpose of the Plan is to reinforce the long-term commitment to the Company's success of those officers (including officers who are directors of the Company), other employees, independent directors, consultants and advisors of the Company who are or will be responsible for such success; to facilitate the ownership of the Company's stock by such individuals, thereby reinforcing the identity of their interests with those of the Company's stockholders; and to assist the Company in attracting and retaining officers and other employees, directors, consultants and advisors with experience and ability. The Plan was originally approved by the Board in February 1998, and certain grants of Stock Options were made at such time. However, the Company subsequently determined that it was in the best interests of the Company, its employees, non-employee directors and consultants to attain shareholder approval of the Plan so that
(i) the Plan would meet the requirements under Section 162(m) of the Code and
(ii) Incentive Stock Options may be granted under the Plan.

            1.2 DEFINITIONS. Wherever the masculine gender is used it shall include the feminine, and where a singular pronoun is used, it shall include the plural, unless the context clearly indicates otherwise. For purposes of the Plan, the following terms shall be defined as set forth below:

                    (a) "ADMINISTRATOR" means the Board, or if the Board does not administer the Plan, the Committee in accordance with Section 2.

                    (b)  "BOARD" means the Board of Directors of the Company.

                    (c) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                    (d) "COMMITTEE" means the Compensation Committee of the Board other than directors who are not Non-Employee Directors, including such additional individuals as the Board shall designate in order to fulfill the Non-Employee Director requirement of Section 162(m) of the Code and Rule 16b-3 as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Act"), and as such Section and Rule may be amended from time to time, or any successor definition adopted by the Commission, or any other Committee the Board may subsequently appoint to administer the Plan. The Committee shall be composed entirely of individuals who are Non-Employee Directors.

If at any time the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

                    (e) "COMPANY" means ROCKSHOX, INC., a Delaware corporation (or any successor corporation).

                    (f) "EFFECTIVE DATE" shall mean the date provided pursuant to Section 12.

                    (g) "ELIGIBLE PERSON" means any person eligible to participate in the Plan pursuant to Section 4.

                    (h) "FAIR MARKET VALUE" means, as of any given date, with respect to any awards granted hereunder (A) the closing price of a share of the Company's Stock on the principal exchange on which shares of the Company's Stock are then trading, if any, on the trading day previous to such date, or, if shares were not traded on the trading day previous to such date, then on the next preceding trading day during which a sale occurred; or (B) if such Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if the Company's Stock is then listed as a National Market Issue under the Nasdaq National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Company's Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (C) if such Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the Company's Stock, on the day previous to such date, as determined in good faith by the Committee; or
(D) if the Company's Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

                    (i) "INCENTIVE STOCK OPTION" means any Stock Option intended to be designated as an "incentive stock option" within the meaning of
Section 422 of the Code.

                    (j) "NON-EMPLOYEE DIRECTOR" shall have the meaning set forth in Section 162(m) of the Code and Rule 16b-3 of the Act, and as such Section and Rule may be amended from time to time, or any successor definition adopted by the Commission.

                    (k) "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an incentive stock option within the meaning of Section 422 of the Code.

                    (l) "PARTICIPANT" means any Eligible Person selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Stock Options.

                    (m)  "PLAN" means the ROCKSHOX, INC. 1998 Stock Option Plan.

                    (n) "STOCK" means the Common Stock of the Company, par value $.01 per share.

                    (o) "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5.


                                   SECTION 2

                                 ADMINISTRATION

            2.1 ADMINISTRATOR. The Plan shall be administered by the Board or by the Committee, which shall be appointed by the Board and which shall serve at the pleasure of the Board, in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary to maintain qualification of the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 of the Act.

            2.2 DUTIES AND POWERS OF ADMINISTRATOR. The Administrator shall have the power and authority to grant Stock Options to Eligible Persons, consultants and advisors to the Company, pursuant to the terms of the Plan.

            In particular, the Administrator shall have the authority:

                    (a) to select those employees, advisors, consultants, officers and directors of the Company who shall be Eligible Persons;

                    (b) to determine whether and to what extent Stock Options are to be granted hereunder to Eligible Persons;

                    (c) to determine the number of shares to be covered by each such award granted hereunder;

                    (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder;

                    (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options;

                    (f) to accelerate the date or dates of exercise of any award granted hereunder;

                    (g) to reduce the exercise price of any Stock Option to the then Fair Market Value, if the Fair Market Value of the Stock covered by such Stock Option has declined since the date the Stock Option was granted; and

                    (h) in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     2.3 MAJORITY RULE. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

     2.4 INDEMNIFICATION. To the fullest extent permitted by law, each of the members of the Board and the Committee and each of the directors, officers and employees of the Company, shall be held harmless and be indemnified by the Company for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys' fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of this Plan so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.


                                    SECTION 3

                                STOCK SUBJECT TO PLAN

            3.1 NUMBER OF AND SOURCE OF SHARES. The total number of shares of Stock reserved and available for issuance under the Plan shall be 300,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The aggregate number of shares of Stock as to which Stock Options may be granted to any individual during any calendar year may not, subject to adjustment as provided in this Section 3, exceed 100% of the shares of Stock reserved for the purposes of the Plan in accordance with the provisions of this Section 3.

            3.2 UNREALIZED AWARDS. To the extent that a Stock Option expires or is otherwise terminated without being exercised such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of Stock otherwise issuable under the Plan have been pledged as collateral for indebtedness incurred by a Participant in connection with the realization of any award hereunder, and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan.

            3.3 ADJUSTMENT OF AWARDS. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (i) the kind and aggregate number of shares reserved for issuance under the Plan and (ii) the kind, number and option price of shares subject to outstanding Stock Options granted under the Plan, as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made respecting awards hereunder as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its discretion, for the cancellation of any outstanding awards and payment in cash or other property in exchange therefor.

                                    SECTION 4

                                   ELIGIBILITY

            Officers (including officers who are directors of the Company), other key employees of, independent directors, consultants and advisors to the Company, who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, shall be eligible to be granted Stock Options. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Persons recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares covered by each award.


                                    SECTION 5

                                  STOCK OPTIONS

            5.1 OPTION AWARDS. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a subscription and/or award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the option, the term of award agreement and provisions regarding exercisability of the option granted thereunder.
            The Stock Options granted under the Plan may be of two types: (i) Non-Qualified Stock Options and (ii) Incentive Stock Options. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

            Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Administrator shall deem desirable:

            5.2 The Administrator shall have the authority to grant any officer or employee of the Company (including directors who are also officers of the Company) Incentive Stock Options, or both types of Stock Options. Directors who are not officers of the Company, consultants and advisors may only be granted Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

            5.3 OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on such date and shall not, in any event, be less than the par value (if any) of the Stock. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

            5.4 OPTION TERM. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; PROVIDED, HOWEVER, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

            5.5 EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine, in its sole discretion, including but not limited to in connection with any "change in control" of the Company, as defined in any stock option agreement.

            5.6 METHOD OF EXERCISE. Subject to Section 5.4 above, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made in the form of unrestricted Stock already owned by the optionee having a Fair Market Value with an aggregate value on the date of surrender equal to the purchase price of the shares as to which the Stock Option shall be exercised. An optionee shall generally have the rights to dividends and any other rights of a stockholder with respect to the Stock subject to the option only after the optionee has given written notice of exercise and has paid in full for such shares.

            5.7 The Administrator may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to the grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Consistent with the provisions of Section 162(m), to the extent applicable, upon their surrender, Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other awards hereunder.

            5.8 NON-TRANSFERABILITY OF OPTIONS. Unless otherwise determined by the Administrator, no Stock Option shall be transferable by the optionee, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

            5.9 TERMINATION OF EMPLOYMENT OR SERVICE. If an optionee's employment with or service as a director, consultant or advisor to the Company terminates by reason of death, Disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the applicable subscription or award agreement, or as otherwise determined by the Administrator.

            5.10 ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an Optionee under this Plan and all other option plans of the Company become exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant.

                                  SECTION 6

                           AMENDMENT AND TERMINATION

            The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent, or that without the approval of the stockholders (as described below) would:

               (i) except as provided in Section 3, increase the total number of shares of Stock reserved for the purpose of the Plan;

               (ii) change the class of directors, officers, employees, consultants and advisors eligible to participate in the Plan; or

              (iii) extend the maximum option period under paragraph (2) of
Section 5 of the Plan.

            Notwithstanding the foregoing, stockholder approval under this
Section 8 shall only be required at such time and under such circumstances as stockholder approval would be required under Section 162(m) of the Code or other applicable law, rule or regulation with respect to any material amendment to any employee benefit plan of the Company.

            The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his or her consent.

                                    SECTION 7

                             UNFUNDED STATUS OF PLAN

            The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   SECTION 8

                              GENERAL PROVISIONS

            8.1 The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

            All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

            8.2 Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee, consultant or advisor of the Company any right to continued employment with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment or service of any of its employees, consultants or advisors at any time.

            8.3 Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the

Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

            8.4 No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                                   SECTION 9

                             EFFECTIVE DATE OF PLAN

            The Plan will become effective (the "Effective Date") on August 20, 1998, the date the Company's stockholders formally approve the Plan.

                                   SECTION 10

                                  TERM OF PLAN

            No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

                                ROCKSHOX, INC.

                   Proxy For Annual Meeting Of Stockholders

         This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned stockholder of ROCKSHOX, INC., a Delaware corporation (the "Company"), hereby appoints George Napier as proxy for the undersigned, with full power of substitution to attend the Annual Meeting of Stockholders of the Company to be held on Thursday, August 20, 1998 at 10:00 a.m. local time, at the Company's headquarters located at 401 Charcot Avenue, San Jose, California 95131, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.

                 (Continued and to be signed on reverse side)

                           FOLD AND DETACH HERE

1. To elect the following seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify.

     Nominees: Stephen W. Simons, Paul H. Turner, John W. Jordan II, Adam E.
               Max, Michael R. Gaulke, George Napier and Edward Post

     [  ]      FOR ALL NOMINEES         [  ]      WITHHOLD AS TO ALL NOMINEES

     FOR ALL NOMINEES(S) (Except as written below)

     -------------------------------------------------------------------------
     -------------------------------------------------------------------------

2.   To approve the ROCKSHOX, INC. 1998 Stock Option Plan (the " 1998 Stock
     Plan").

     [  ]      FOR       [  ]      AGAINST        [  ]      ABSTAIN

3. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending March 31, 1999.

     [  ]      FOR       [  ]      AGAINST        [  ]      ABSTAIN

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

                             [  ]  CHECK HERE IF YOU PLAN TO ATTEND THE MEETING

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Signature___________  Signature if held jointly __________ Dated _______, 1998.

Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer, signing for a corporation or other entity, please give full title under signature.

                             Fold and Detach Here



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